Exhibit 10.2

AMENDMENT TO PROPERTY MANAGEMENT SERVICES AGREEMENT
THIS AMENDMENT TO PROPERTY MANAGEMENT SERVICES AGREEMENT (this “Amendment”), dated as of December 7, 2018 (the “Amendment Date”), by and between MAIN STREET RENEWAL LLC (“Manager”), and HOME SFR BORROWER, LLC (including its assignees, “Owner”).
W I T N E S S E T H:
WHEREAS, Owner is engaged, directly and indirectly through one or more subsidiaries, in the business of owning and operating certain single-family residential properties with the intent to lease, hold, and sell such properties (each a “Property” and collectively, the “Properties”);
WHEREAS, the Owner and the Manager entered into that certain Property Management Services Agreement, dated as of September 30, 2016 (the “Existing Agreement” and as amended by this Amendment, the “Agreement”);
WHEREAS, Owner financed the Properties pursuant to that certain Amended and Restated Loan Agreement, dated as of October 7, 2016 (the “Existing Loan Agreement”), by and between Owner and MSR Lender, LLC, as lender (together with its successors and assigns, the “Existing Lender”) ;
WHEREAS, Manager entered into an Assignment of Management Agreement and Subordination of Management Fees, (a “Subordination Agreement”) with Existing Lender;
WHEREAS, Owner has informed Manager that Owner intends to refinance the Properties pursuant to that certain Loan Agreement, dated as of December 7, 2018, by and among Morgan Stanley Bank, N.A. and the other lenders from time to time party hereto, Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent and Wells Fargo Bank, N.A., as paying agent and calculation agent (the “New Loan Agreement”);
WHEREAS; Owner has requested that Manager (i) continue to provide to Owner property management services with respect to the Properties during the Transition Period (as defined in this Amendment) and (ii) provide certain transition property management services with respect to the Properties in connection with the transfer of property management services with respect to the Properties to HavenBrook Homes, LLC (the “Successor Property Manager”); and
WHEREAS, the parties to the Existing Agreement desire to make amendments to certain provisions of the Existing Agreement;
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.
(a)    Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.
(b)    Effective as of the Amendment Effective Date, the Existing Agreement shall be amended to incorporate the following definitions:
“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, the State of Texas or the place of business of the Administrative Agent, the Paying Agent or the financial institution that maintains the Cash Management Account for or on behalf of the Administrative Agent or any Reserve Funds or the Federal Reserve Bank of New York is not open for business.
2.    Amendment Effective Date. Except with respect to Owner’s obligation to pay the Transition Fee, this Amendment shall be effective on the date (“Amendment Effective Date”) that Owner provides written notice to Manager that the loan to be provided to Owner pursuant to the New Loan Agreement has closed and evidence that the Subordination Agreement has been terminated.
3.    Amendments to Existing Agreement.
(a)    The second “WHEREAS” clause of the Existing Agreement is hereby amended and restated as follows:
WHEREAS, Owner desires that Manager provide Owner with the Services (as defined in this Agreement);
(b)    The third “WHEREAS” clause of the Existing Agreement is hereby amended and restated as follows:
WHEREAS, Owner (i) financed the Properties pursuant to that certain Amended and Restated Loan Agreement, dated as of October 7, 2016, by and between Owner and MSR Lender LLC (together with its successors and assigns “Existing Lender”) (the “Existing Loan Agreement”) and (ii) refinanced the Properties pursuant to that certain Loan Agreement, dated as of December 7, 2018 (the “New Loan Agreement Effective Date”), by and among Morgan Stanley Bank, N.A. and the other lenders from time to time party hereto, Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent and Wells Fargo Bank, N.A., as paying agent and calculation agent (as such agreement is in effect as of the New Loan Agreement Effective Date, the “New Loan Agreement”; (A) capitalized terms not otherwise defined herein are used (1) until the New Loan Agreement Effective Date, as defined in the Existing Loan Agreement and

(2) from and after the New Loan Agreement Effective Date, as defined in the New Loan Agreement and (B) “Loan Agreement” shall mean, until the New Loan Agreement Effective Date, the Existing Loan Agreement and from and after the New Loan Agreement Effective Date, the New Loan Agreement);
(c)    Section 6(a) of the Existing Agreement is hereby amended and restated as follows:
(a)    The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall expire on the last day of the Transition Period (as defined in Transition Services Annex to this Agreement).
(d)    Section 6(d) of the Existing Agreement is here by amended and restated as follows:
(d)    [Reserved].
(e)    The first sentence of Section 8(a) of the Existing Agreement is hereby amended and restated as follows:
Manager shall provide the services as specified in this Agreement (such services, excluding the Transition Services, the “Property Management Services” and, including the Transition Services, the “Services”).
(f)    The last sentence of Section 8(i) of the Existing Agreement is hereby deleted.
(g)    A new Section 8(m) is hereby added to the Existing Agreement as follows:
(m)    Manager shall provide the Transition Services as defined and as set forth in the Transition Services Annex attached to this Agreement, which Transition Services Annex is hereby incorporated into the Agreement.
(h)    Section 28 of the Existing Agreement is hereby amended and restated as follows:
28.    Employee Non-Solicitation. During the Transition Period and for a period of twelve (12) months after the end of the Term, Owner shall not, and shall cause Successor Property Manager and its other affiliates to not, directly or indirectly (whether on its own behalf or on behalf of any third party); (i) solicit for employment or engagement or employ or engage any person who is or was at any time during the Transition Period an employee of Manager or its affiliates or (ii) induce, influence, entice or encourage (or attempt to induce, influence, entice or encourage) any such person to terminate or change the terms of his or her employment or engagement with Manager or any of its affiliates; provided, that Manager agrees that the employment of any individual covered by the provisions of this Section 28 shall not violate this Section 28 if such individual responded to a job-posting or job or employment advertisement available to the public generally.
(i)    Section 33 of the Existing Agreement is hereby amended and restated as follows:
33.    Compensation and other Fees to Manager. Owner agrees to pay to Manager the following fees: (a) a fee (the “Monthly Management Fee”) consisting of (i) an amount computed and payable monthly in arrears in an amount equal to 6.75% of gross Rents collected with respect to the Properties for such calendar month; provided, that for purposes of determining gross Rents collected, collections of Advance Rent shall be allocated to the applicable calendar month set forth in the applicable Advance Rent Disbursement Schedule; provided, further, that if the last day of the Term is not the last day of a calendar month, Owner shall pay Manager a fee, with respect to the period beginning on the first day of the month in which the Term ends and ending on the last day of the Term (the “Final Service Period”), equal to 6.75% of gross Rents collected with respect to the Properties subject to this Agreement during the Final Service Period (net of any such Rents constituting Advance Rent) multiplied by a fraction the numerator of which is the number of days comprising the Final Service Period and the denominator of which is the number of days in the calendar month in which the Final Service Period occurs and (ii) the amounts set forth in a mutually agreed fee letter in effect between Owner and Manager from time to time for the related service provided, (b) on the dates set forth in the Transition Services Annex, the Transition Fee set forth in the Transition Services Annex. Manager acknowledges that all Property Management Services (including maintenance of the Properties) are part of Manager’s obligations under this Agreement, and the Monthly Management Fee includes Manager’s full compensation for all Property Management Services. It is understood and agreed that the Monthly Management Fee shall not be reduced by the expenses of Owner under Section 32. Manager shall not be entitled to any other fees or compensation except for the Monthly Management Fee. The fees payable to Manager are full compensation, and any fees payable to the Third-Party Management Companies or Manager Subsidiaries in excess of the fees provided under this Section 33 shall be payable at Manager’s sole cost and expense. Except to the extent provided for in this Agreement, Owner shall not be obligated to pay to the Manager any transition or termination costs or expenses, termination fees, or their equivalent in connection with the transfer of a Property or the termination of this Agreement.
(j)    The Transition Services Annex to this Amendment is hereby added to the Existing Agreement as the Transition Services Annex to the Agreement.

4.    Representations and Warranties. (a) Manager represents and warrants as follows:
(i)    Manager has taken all necessary actions to authorize the execution, delivery and performance of this Amendment, and has all requisite power and authority and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.
(ii)    This Amendment constitutes the legal, valid and binding obligation of Manager, enforceable against Manager in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(iii)    As of the date of this Amendment, each of the representations and warranties contained in Section 7(b)(i) through and including Section 7(b)(v) of the Existing Agreement are accurate, true and correct in all material respects.
(b) Owner represents and warrants as follows:
(i)    Owner has taken all necessary actions to authorize the execution, delivery and performance of this Amendment, and has all requisite power and authority and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.
(ii)    This Amendment constitutes the legal, valid and binding obligation of Owner, enforceable against Owner in accordance with their respective terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(iii)    Prior to the execution and delivery of this Amendment on the Amendment Date, Owner delivered to Manager a true, correct and complete copy of the New Loan Agreement that is effective on the New Loan Agreement Effective Date.
(iv)    The “Rent Deposit Account,” “Cash Management Account” and the “Security Deposit Account” under the New Loan Agreement are the same bank accounts with the corresponding name under the Existing Loan Agreement.
5.    Miscellaneous.
(a)    Continued Effectiveness of the Agreement. The Agreement, as amended by this Amendment is and shall continue to be, in full force and effect and is hereby ratified and confirmed by Owner and Manager in all respects.
(b)    Public Disclosure. Owner (or its affiliate) is required to publicly disclose all material terms of this Amendment by December 13, 2018, to which disclosure Manager agrees. Owner shall, at least 12 hours prior to such disclosure, deliver a copy of the proposed public disclosure to Manager for its review.
(c)    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(d)    Headings. The Article and/or Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(e)    GOVERNING LAW. THIS AMENDMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY OWNER AND MANAGER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AMENDMENT.
(f)    WAIVER OF JURY TRIAL. OWNER AND MANAGER AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AMENDMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER AND EACH PARTY HERETO AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

OWNER:

HOME SFR BORROWER, LLC

By:	/s/ Stephen H. Gray
Name:	Stephen H. Gray
Title:	Vice President

MANAGER:

MAIN STREET RENEWAL LLC

By:	/s/ Richard Magel
Name:	Richard Magel
Title:	Executive Vice President

Signature Page to Amendment to Property Management Services Agreement